                                                                    EXHIBIT 99.5

                                  Form of Proxy

                           TELEMATE.NET SOFTWARE, INC.
                      4250 PERIMETER PARK SOUTH, SUITE 200
                             ATLANTA, GEORGIA 30341

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 31, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF TELEMATE.NET SOFTWARE, INC.

         The undersigned holder of shares of Common Stock of TELEMATE.NET SOFTWARE, INC., hereby appoints Richard L. Mauro and David H. Couchman, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Telemate.Net Software, Inc., to be held at 10:00 a.m., local time on Tuesday, July 31, 2001 at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and any adjournment or postponement thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3.

1. To approve the Agreement and Plan of Merger, dated as of May 4, 2001, as amended, among Telemate.Net and Verso Technologies, Inc. and the transactions it contemplates.

         [ ] FOR                    [ ] AGAINST                [ ] ABSTAIN

2. To elect the following persons to the Telemate.Net Board of Directors to serve as Class II directors until the earlier of the expiration of their three-year term or the consummation of the merger:

         [ ] FOR all nominees (except as marked below)   [ ] WITHHOLD authority to vote for all nominees

                               J. Lawrence Bradner
                               Richard L. Mauro

INSTRUCTIONS:     To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

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3. To transact such other business as may properly come before the Telemate.Net annual meeting or any adjournments or postponements thereof.

[ ] FOR                          [ ] AGAINST                     [ ] ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

         Receipt of the joint proxy statement/prospectus dated _________, 2001 is hereby acknowledged.


                                   Signature
                                             -----------------------------------

                                   Signature if
                                   jointly held
                                                --------------------------------

                                   Dated:                                 , 2001
                                         ---------------------------------

                                   PLEASE DATE AND SIGN AS NAME APPEARS HEREON.
                                   WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,
                                   TRUSTEE, GUARDIAN OR ATTORNEY, PLEASE GIVE
                                   FULL TITLE AS SUCH. IF A CORPORATION, PLEASE
                                   SIGN IN FULL CORPORATE NAME BY PRESIDENT OR
                                   OTHER AUTHORIZED CORPORATE OFFICER. IF A
                                   PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
                                   BY AUTHORIZED PERSON. JOINT OWNERS SHOULD
                                   EACH SIGN.

                    VOTE BY TELEPHONE                                      VOTE BY INTERNET

         Its fast, convenient, and immediate.                  Its fast, convenient, and your vote is
         Call Toll-free on a Touch-Tone Phone                  immediately confirmed and posted
         (                     )
          ---------------------

         Follow these four easy steps:                         Follow these four easy steps:

            1. Read the accompanying Joint Proxy                  1. Read the accompanying Joint Proxy
               Statement/Prospectus and Proxy                        Statement/Prospectus and Proxy
               Card.                                                 Card.

            2. Call the toll-free number.  For                    2. Go to the Website WWW.____________
               shareholders residing outside
               the United States call collect                     3. Enter your 14-digit Voter Control Number
               on a touch-tone phone.                                located on your Proxy Card
                                                                     above your name.
            3. Enter your 14-digit Voter Control Number
               located on your Proxy Card                         4. Follow the instructions provided.
               above your name.

            4. Follow the record instructions.

         YOUR VOTE IS IMPORTANT!
         Call anytime.                                              YOUR VOTE IS IMPORTANT!
                                                                    Go to www. ___________ anytime.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET